Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


     I consent to the use in this Registration Statement on June 6th, 2001of Sword Comp-Soft Corp., of my report dated April 13, 2001, appearing n the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.


                                                   By: /s/ Mark Cohen
                                                       ---------------------
                                                       Mark Cohen C.P.A.

Hollywood, Florida
06/05/01